EXHIBIT 10.12

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Stock Purchase Agreement (this “Amendment”) is entered into as of March 19, 2026 (the “Amendment Date”) by and between Flipside Digital Content Company, Inc., Crestview BPO Pte. Ltd., Arcadia Data Pte. Ltd., the Selling Shareholders herein represented by their sole authorized representative, the Agent, and Nexscient, Inc. Reference is made to that certain Stock Purchase Agreement dated as of January 13, 2026 by and between Flipside Digital Content Company, Inc., Crestview BPO Pte. Ltd., Arcadia Data Pte. Ltd., the selling shareholders set forth therein, and Nexscient, Inc. (the “Original Agreement”).

RECITALS

WHEREAS, the Parties desire to amend the Original Agreement, and pursuant to the provisions of Section 10.09 of the Original Agreement it may be amended in a writing executed by the Parties;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Capitalized terms used herein without definition shall have the meanings given in the Original Agreement.

2.	The Original Agreement is hereby amended as follows:

a.	The date February 28, 2026 in Section 9.01 of the Original Agreement is hereby amended to be April 01, 2026.

b.	The definition of “Indemnification Escrow Amount” in Article 1 of the Original Agreement is hereby stricken in its entirety.

c.	Section 2.02 (a) of the Original Agreement is hereby amended to read as follows:

“(a) cash at Closing in the total amount of Six Hundred Thousand United States Dollars ($600,000) (the “Closing Cash Payment”) shall be delivered to the Sellers, in accordance with this Agreement;

d.	Section 2.03 of the Original Agreement is hereby amended to read as follows:

“(a) At the Closing, Buyer shall:

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(i)	deliver to Arcadia:

(A) the Closing Cash Payment less: (1) the outstanding balance of the Subscription Note (and as a result of which the Subscription Note shall be deemed paid in full), (2) any Transaction Expenses paid pursuant to subparagraph (a)(ii) below, and (3) any adjustments pursuant to Section 2.04(a)(i) by wire transfer of immediately available funds to the accounts designated in writing by Agent to Buyer no later than three (3) Business Days prior to the Closing Date;

(iv)	deliver to the Escrow Agent:

(A) the Escrow Agreement duly executed by Buyer; and

(B) the Escrow Shares.

(v)

deliver to Crestview a portion of the Closing Cash Payment, in the amount of Four Hundred United States Dollars ($400,000), which is understood to be in settlement of Arcadia’s subscription to Crestview’s Four Hundred Thousand (400,000) USD-denominated ordinary shares, equivalent to Four Hundred Thousand United States Dollars ($400,000), thereby cancelling Arcadia’s Subscription Promissory Note.

e.	Section 2.04(a)(i)(B) of the Original Agreement is hereby amended to read as follows:

“(B) a decrease by the outstanding Indebtedness of the Company as of the open of business on the Closing Date if such Indebtedness exceeds Seven Hundred Eighty Four Thousand, Six Hundred and Three United States Dollars ($784,603)”

f.	Section 5.11 of the Original Agreement is hereby amended to read as follows:

“Section 5.11 Payment of Liabilities. Prior to the Closing Date, and with the exception of Liabilities set forth in Section 5.11 of the Disclosure Schedules or otherwise agreed to in writing by Buyer, the Company will either pay all other Liabilities or have such other Liabilities discharged or rightfully assigned to another Person.”

g.	Section 7.03(l) of the Original Agreement is hereby amended to read as follows:

“(l)From and after the date hereof and prior to the Closing Date, the Buyer shall have closed upon one or more financings with aggregate gross proceeds to the Buyer of not less than Seven Hundred Fifty Thousand United States Dollars ($750,000).”

h.	Section 7.03 (g) of the Original Agreement is hereby amended to read as follows:

“(g) Buyer shall have delivered to the Agent by wire transfer the amount of Six Hundred Thousand United States Dollars ($600,000) minus any amounts required to be withheld pursuant to Section 2.06, in full payment of the Acquisition Notes.”

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i.	Section 7.03 (h) of the Original Agreement is hereby stricken in its entirety.

j.	Section 8.06 (b) of the Original Agreement is hereby amended to read as follows:

“(b) Any Losses payable to a Buyer Indemnitee pursuant to this ARTICLE VIII shall be satisfied from Sellers jointly and severally. Any amounts payable by a Seller hereunder may, at the option of such Seller, be payable by forfeiture by such Seller of NXNT Shares issued to the Seller hereunder. For purposes of this Section 8.06(b), any Escrow Shares used to pay any Losses or NXNT Shares forfeited to pay any Losses shall be valued at $0.75 per share.”

3.

Other than as amended herein, the Original Agreement shall remain in full force and effect. As of and following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

4.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers or representatives.

NEXSCIENT, INC.

By	/s/ Fred E Tannous
Name:	Fred E. Tannous
Title:	Chief Executive Officer

FLIPSIDE DIGITAL CONTENT COMPANY, INC.

By	/s/ Anthony De Luna
Name:	Anthony S. De Luna
Title:	President and CEO

CRESTVIEW BPO PTE. LTD.

By	/s/ Anthony De Luna
Name:	Anthony S. De Luna
Title:	President and CEO

ARCADIA DATA PTE. LTD.

By	/s/ Anthony De Luna
Name:	Anthony S. De Luna
Title:	President and CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT]

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THE SELLING SHAREHOLDERS

By:	/s/ Anthony De Luna
Name:	Anthony S. De Luna
Individually and as Agent for all of the Selling Shareholders

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT]

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